EXHIBIT 23.1 CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Armitec, Inc. of our report dated April 23, 2002, except for Note 7, as to which the date is May 5, 2002 included in the Annual Report to Stockholders of Armitec, Inc. as of December 31, 2001 and for the Period from July 24, 2000 (inception of development stage) to December 31, 2000.



/s/ Braverman & Company, P.C.
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Certified Public Accountants
Prescott, Arizona
May 9, 2002